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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-86859 of Valley Media, Inc. on Form S-8 of our report dated June 29, 2001 appearing in the Annual Report on Form 10-K of Valley Media, Inc. for the year ended March 31, 2001.

/s/ Deloitte & Touche LLP

San Francisco, California
June 29, 2001